UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 6, 2012

RES-CARE, INC.

(Exact Name of Registrant as specified in Charter)

Kentucky (State or other jurisdiction of incorporation)	0-20372 (Commission File Number)	61-0875371 (IRS Employer Identification)

9901 Linn Station Road, Louisville, Kentucky (Address of principal executive offices)	40223 (Zip code)

(502) 394-2100

(Registrant’s telephone number, including are code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Material Definitive Agreement

On April 5, 2012, Res-Care, Inc., a Kentucky corporation (the “Company”), its direct parent, Onex Rescare Holdings Corp., a Delaware corporation (“Holdings”), and certain of its subsidiaries entered into a Credit Agreement (the “Credit Agreement”), with certain lenders party thereto and Bank of America, N.A. as administrative agent for the lenders (the “Agent”), pursuant to which the Company established a new senior secured credit facility (the “Credit Facility”) in an aggregate principal amount of $375 million.

The Credit Agreement consists of a term loan A (the “Term Loan”) in an aggregate principal amount of $175 million and a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $200 million (with sublimits for swingline loans and the issuance of letters of credit).  The Term Loan and the Revolving Facility each mature on April 5, 2017.  The proceeds of the Term Loan were used to refinance the Company’s prior senior secured credit facility (the “Prior Credit Facility”) among the Company, Holdings, the subsidiaries of Holdings from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder, and pay certain related fees and expenses.  The proceeds of the Revolving Facility may be used for working capital and for other general corporate purposes permitted under the Credit Agreement, including certain acquisitions and investments.  The Credit Agreement also provides that, upon satisfaction of certain conditions, the Company may increase the aggregate principal amount of loans outstanding thereunder by up to $175 million, subject to receipt of additional lending commitments for such loans.

Outstanding amounts under the Term Loan and the Revolving Facility will each initially bear interest at a rate per annum equal to, at the Company’s option, either (a) LIBOR plus 2.75% or (b) a Base Rate (equal to the lowest of (i) the federal funds rate plus 1.00%, (ii) the Agent’s prime rate and (iii) LIBOR plus 1.00%) plus 1.75%.  From and after delivery to the Agent of financial statements for the fiscal quarter ending on or about June 30, 2012, the margins over LIBOR and the Base Rate may be adjusted periodically based on the total debt ratio of the Company, with 3.00% per annum being the maximum LIBOR margin and 2.00% per annum being the maximum Base Rate margin established by such adjustment mechanism.  The Company is required to pay a commitment fee on the unused commitments under the Revolving Facility at an initial rate equal to 0.50% per annum (subject to a similar leverage-based step-down).

The Term Loan will amortize in an aggregate annual amount equal to a percentage of the original principal amount of the Term Loan as follows: (i) 5% during each of the first two years after funding, (ii) 10% during the third year after funding and (iii) 15% during each of the final two years of the term.  The balance of the Term Loan is payable at maturity.

The loans and other obligations under the Credit Facility (including in respect of hedging agreements and cash management obligations) are (i) guaranteed by Holdings and substantially all of its subsidiaries (subject to certain exceptions and limitations) and (ii) secured by substantially all of the assets of the Company, Holdings and substantially all of its subsidiaries (subject to certain exceptions and limitations).

The terms of the Credit Agreement require the Company and its subsidiaries (on a consolidated basis and subject to certain exceptions) to meet the following financial tests:

•      maintenance of maximum adjusted consolidated funded indebtedness to consolidated EBITDA of not more than 4.50 to 1, initially, and decreasing to 3.75 to 1 over the life of the Credit Facility; and

•      maintenance of minimum consolidated EBITDA to consolidated interest charges of 2.25 to 1, initially, and increasing to 3.00 to 1 over the life of the Credit Facility.

In addition, the Credit Agreement contains (i) customary provisions related to mandatory prepayment of the loans thereunder with (x) 50% of Excess Cash Flow (as defined in the Credit Agreement), subject to a leverage-based step-down and (y) the proceeds of asset sales or casualty events (subject to certain limitations, exceptions and reinvestment rights) and (ii) certain covenants that, among other things, restrict additional indebtedness, liens and encumbrances, loans and investments, capital expenditures, acquisitions, dividends and other restricted payments, transactions with affiliates, asset dispositions, mergers and consolidations, prepayments, redemptions and repurchases of other indebtedness and other matters customarily restricted in such agreements and, in each case, subject to certain exceptions.

The Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts, certain impairments to the guarantees or collateral documents, and change in control defaults.

Certain of the lenders under the Credit Agreement (or their affiliates) have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.  In addition, Olivia F. Kirtley, one of the independent members of the Company’s board of directors, also serves as a director of U.S. Bancorp, an affiliate of one of the lenders under the Prior Credit Facility.

The above description of the Credit Agreement is qualified in its entirety by reference to the full text the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02         Termination of Material Definitive Agreement

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10

$375,000,000 Credit Agreement dated as of April 5, 2012, among Res-Care, Inc., as Borrower, Onex Rescare Holdings Corp., as Holdings, the Guarantors from time to time party hereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, the other Lenders from to time to time party hereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as Syndication Agents and RBS Citizens, N.A. and U.S. Bank National Association, as Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RES-CARE, INC.

Date: April 6, 2012	By	/s/ David W. Miles
David W. Miles
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10

$375,000,000 Credit Agreement dated as of April 5, 2012, among Res-Care, Inc., as Borrower, Onex Rescare Holdings Corp., as Holdings, the Guarantors from time to time party hereto, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, the other Lenders from to time to time party hereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as Syndication Agents and RBS Citizens, N.A. and U.S. Bank National Association, as Documentation Agents.